EXHIBIT (n)


                                  FORWARD FUNDS

                                   18F-3 PLAN

--------------------------------------------------------------------------------

         WHEREAS, the Board of Trustees of Forward Funds (the "Fund") has considered the following multi-class plan (the "Plan") under which the Fund may offer multiple classes of shares of its now existing and hereafter created series pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, a majority of the Trustees of the Fund and a majority of the Trustees who are not interested persons of the Fund have found the Plan, as proposed, to be in the best interests of each series of the Fund individually and the Fund as a whole;

         NOW, THEREFORE, the Trustees hereby approve and adopt the following Plan pursuant to Rule 18f-3(d) of the 1940 Act.

                                    THE PLAN

         Each now existing and hereafter created series ("Portfolio") of the Fund may from time to time issue one or more of the following classes of shares:
INVESTOR CLASS shares, INSTITUTIONAL CLASS shares, CLASS A shares, CLASS C shares and ADVISOR CLASS shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Fund's prospectus as from time to time in effect with respect to such class (the "Prospectus"). The differences in expenses among these classes of shares, and the exchange features of each class of shares, are set forth below in this Plan, which is subject to change, to the extent permitted by law and by the Agreement and Declaration of Trust and By-laws of the Fund, by action of the Board of Trustees of the Fund.

INITIAL SALES CHARGE AND CONTINGENT DEFERRED SALES CHARGE

         INVESTOR CLASS, INSTITUTIONAL CLASS, CLASS C and ADVISOR CLASS shares of the Portfolios are offered at their per share net asset value, without an initial sales charge. CLASS A shares are offered at their per share net asset value plus a front-end sales charge set forth in the Prospectus from time to time, which may be increased, reduced or eliminated in any manner not prohibited by the 1940 Act. The offering price shall be computed in accordance with the 1940 Act.

         CLASS A shares that are not subject to a front-end sales charge may be subject to a contingent deferred sales charge ("CDSC") for the CDSC period specified in the Prospectus. The amount of the CDSC and the CDSC period may be different for each series. The CDSC rate for each series shall be recommended by Forward Management, LLC ("the Advisor") and approved by the Trustees. The CDSC rates and CSDC Period are to be disclosed in the Prospectus and may be decreased at the discretion of the Advisor under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act, but may not be increased beyond the amount set forth in the Prospectus unless approved by the affirmative vote of a majority (as defined in the 1940 Act) of the Trustees of the Fund.

         CLASS C shares may be subject to a CDSC in the amount and for the CDSC period specified in the Prospectus. The amount of the CDSC and the CDSC period may be different for each series. The CDSC rate for each series shall be recommended by the Advisor and approved by the Trustees. The CDSC rates and CSDC Period are to be disclosed in the Prospectus and may be decreased at the discretion of the Advisor under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act, but may not be increased beyond the amount set forth in the Prospectus unless approved by the affirmative vote of a majority (as defined in the 1940 Act) of the Trustees of the Fund.

         Method of calculation of CDSC. The CDSC shall be assessed on an amount equal to the lesser of the then current net asset value or the cost of the shares being redeemed. No CDSC shall be imposed on increases in the net asset value of the shares being redeemed above the initial purchase price. No CDSC shall be assessed on shares derived from reinvestment of dividends or capital gains distributions.

         Waiver of CDSC. The Distributor may in its discretion waive a CDSC otherwise due upon the redemption of shares of any Class under circumstances previously approved by the Trustees and disclosed in the Prospectus and as allowed under Rule 6c-10 under the 1940 Act.

         Calculation of offering price. The offering price of shares of any Class subject to a CDSC shall be computed in accordance with Rule 22c-1 under the Act and Section 22(d) of the 1940 Act and the rules and regulations thereunder.

         Retention of CDSC by Distributor. The CDSC paid with respect to shares of any Class may be retained and used by the Distributor to reimburse commissions paid in connection with the sale of shares subject to a CDSC and for Distribution Expenses.

SEPARATE ARRANGEMENTS AND EXPENSE ALLOCATIONS OF EACH CLASS

         INVESTOR CLASS, INSTITUTIONAL CLASS, CLASS A, CLASS C and ADVISOR CLASS shares will pay the expenses associated with their different distribution and shareholder servicing arrangements. The INVESTOR CLASS, CLASS A and CLASS C shares will pay their respective distributors for payments for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of INVESTOR CLASS, CLASS A and CLASS C shares of the Fund and for servicing accounts of holders of INVESTOR CLASS, CLASS A and CLASS C shares, respectively ("Service and Distribution Fees"). Service and Distribution Fees are paid pursuant to plans adopted for the INVESTOR CLASS, CLASS A and CLASS C shares pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan"). Shares of the INVESTOR CLASS of a Portfolio pay, pursuant to the 12b-1 Plan, a Service and Distribution Fee of up to 0.25% per annum of the average daily net assets of such Portfolio attributable to such class, as described in the Prospectus for that class. Shares of CLASS A of a Portfolio pay, pursuant to the 12b-1 Plan, a Service and Distribution Fee of up to 0.35% (up to 0.50% for the Forward Emerald Opportunities Fund) per annum of the average daily net assets of such Portfolio attributable to such class, as described in the Prospectus for that class. Shares of CLASS C of a Portfolio pay, pursuant to the 12b-1 Plan, a Service and Distribution Fee of up to 0.75% (up to 1.00% for the Accessor Growth Fund, Accessor Value Fund, Accessor Small to Mid Cap Fund, Accessor International Equity Fund, Accessor Intermediate Fixed-Income Fund, Accessor Short-Intermediate Fixed-Income Fund, Accessor Mortgage Securities Fund, Accessor High Yield Bond Fund, Accessor U.S. Government Money Fund, Accessor Income Allocation Fund, Accessor Income and Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth and Income Allocation Fund, Accessor Growth Allocation Fund and Accessor Aggressive Growth Allocation Fund) per annum of the average daily net assets of such Portfolio attributable to such class, as described in the Prospectus for that class. The Institutional Class and the Advisor Class have not adopted a 12b-1 Plan.

         Each Portfolio (except for Class A shares of the Accessor Growth Fund, Accessor Value Fund, Accessor Small to Mid Cap Fund, Accessor International Equity Fund, Accessor Intermediate Fixed-Income Fund, Accessor Short-Intermediate Fixed-Income Fund, Accessor Mortgage Securities Fund, Accessor High Yield Bond Fund, Accessor Income Allocation Fund, Accessor Income and Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth and Income Allocation Fund, Accessor Growth Allocation Fund, Accessor Aggressive Growth Allocation Fund, Forward Emerald Banking and Finance Fund, Forward Emerald Growth Fund and Forward Emerald Opportunities Fund) is authorized to pay banks and their affiliates and other financial intermediaries, including broker-dealers ("Participating Organizations") an aggregate fee in an amount not to exceed on an annual basis 0.20% (0.25% for the Accessor U.S. Government Money
Fund) of the average daily net asset value of the Class A shares of such Portfolio attributable to or held in the name of a Participating Organization for its clients as compensation for providing "service activities" pursuant to an agreement with a Participating Organization.

         Each Portfolio (except for Advisor Class shares of the Accessor Growth Fund, Accessor Value Fund, Accessor Small to Mid Cap Fund, Accessor International Equity Fund, Accessor Intermediate Fixed-Income Fund, Accessor Short-Intermediate Fixed-Income Fund, Accessor Mortgage Securities Fund, Accessor High Yield Bond Fund, Accessor Income Allocation Fund, Accessor Income and Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth and Income Allocation Fund, Accessor Growth Allocation Fund and Accessor Aggressive Growth Allocation Fund) is authorized to pay banks and their affiliates and other financial intermediaries, including broker-dealers ("Participating Organizations") an aggregate fee in an amount not to exceed on an annual basis 0.20% (0.25% for the Accessor U.S. Government Money Fund) of the average daily net asset value of the Advisor Class shares of such Portfolio attributable to or held in the name of a Participating Organization for its clients as compensation for providing "service activities" pursuant to an agreement with a Participating Organization.

         Each Portfolio is authorized to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.15% (0.25% for the Accessor Growth Fund, Accessor Value Fund, Accessor Small to Mid Cap Fund, Accessor International Equity Fund, Accessor Intermediate Fixed-Income Fund, Accessor Short-Intermediate Fixed-Income Fund, Accessor Mortgage Securities Fund, Accessor High Yield Bond Fund, Accessor Income Allocation Fund, Accessor Income and Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth and Income Allocation Fund, Accessor Growth Allocation Fund and Accessor Aggressive Growth Allocation Fund and 0.50% for the Accessor U.S. Government Money Fund) of the average daily net asset value of the Investor Class shares of such Portfolio attributable to or held in the name of a Participating Organization for its clients as compensation for providing "service activities" pursuant to an agreement with a Participating Organization.

         Each Portfolio (except for Institutional Class shares of the Accessor U.S. Government Money Fund) is authorized to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.05% of the average daily net asset value of the Institutional Class shares of such Portfolio attributable to or held in the name of a Participating Organization for its clients as compensation for providing "service activities" pursuant to an agreement with a Participating Organization.

         Each Portfolio (except for Class C shares of the Accessor Growth Fund, Accessor Value Fund, Accessor Small to Mid Cap Fund, Accessor International Equity Fund, Accessor Intermediate Fixed-Income Fund, Accessor Short-Intermediate Fixed-Income Fund, Accessor Mortgage Securities Fund, Accessor High Yield Bond Fund, Accessor Income Allocation Fund, Accessor Income and Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth and Income Allocation Fund, Accessor Growth Allocation Fund and Accessor Aggressive Growth Allocation Fund) is authorized to pay Participating Organizations an aggregate fee in an amount not to exceed on an annual basis 0.25% of the average daily net asset value of the Class C shares of such Portfolio attributable to or held in the name of a Participating Organization for its clients as compensation for providing "service activities" pursuant to an agreement with a Participating Organization.

         Each class may, at the Trustees' discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the particular Portfolio. However, any Portfolio which may hereafter be established to operate as a money market fund in reliance on Rule 2a-7 under the 1940 Act and which will make daily distributions of its net investment income, may allocate such other expenses to each share regardless of class, or based on relative net assets (i.e., settled shares), as permitted by Rule 18f-3(c)(2) under the 1940 Act.

EXCHANGE AND CONVERSION FEATURES

         Exchange Features
         -----------------

         A shareholder may exchange shares of any Portfolio for shares of the same class of any other Portfolio in an account with identical registration on the basis of their respective net asset values as set forth in the Fund's current registration statement. A shareholder may exchange Investor Class and Institutional Class shares of any Portfolio for Investor or Institutional Class shares of any other Portfolio in an account with identical registration on the basis of their respective net asset values as set forth in the Fund's current registration statement; provided, however, that an exchange into Institutional Class shares must satisfy the minimum initial investment requirement for Institutional Class shares as set forth in the Fund's current registration statement. A shareholder may exchange shares of any Portfolio for shares of another investment company as set forth in the Fund's current registration statement.

         For the Accessor Growth Fund, Accessor Value Fund, Accessor Small to Mid Cap Fund, Accessor International Equity Fund, Accessor Intermediate Fixed-Income Fund, Accessor Short-Intermediate Fixed-Income Fund, Accessor Mortgage Securities Fund, Accessor High Yield Bond Fund, Accessor U.S. Government Money Fund, Accessor Income Allocation Fund, Accessor Income and Growth Allocation Fund, Accessor Balanced Allocation Fund, Accessor Growth and Income Allocation Fund, Accessor Growth Allocation Fund and Accessor Aggressive Growth Allocation Fund (the "Accessor Portfolios"), a shareholder may exchange shares of one class of an Accessor Portfolio for shares of any other class offered by the same or another Accessor Portfolio, provided that the shareholder meets the eligibility requirements of the class into which the shareholder seeks to exchange, as set forth in the Accessor Portfolio's current registration statement. Class A and Class C shares of these Accessor Portfolios may be exchanged for Class A or Class C shares of any other of these Accessor Portfolios that offer Class A or Class C shares without payment of a sales charge or CDSC, except that exchanges of Class A shares from the U.S. Government Money Fund initially purchased without a sales charge generally will be subject to the appropriate sales charge on exchanges into Class A shares of another Accessor Portfolio. Class A shares of an Accessor Portfolio exchanged for Class A shares of another Accessor Portfolio that is subject to a higher sales charge will be charged the difference between the two sales charges.

         Conversion Features
         -------------------

         Shares of one class do not convert into shares of another class.

DIVIDENDS/DISTRIBUTIONS

         Each Portfolio pays out as dividends substantially all of its net investment income (which comes from dividends and interest it receives from its investments) and net realized short-term capital gains.

         All dividends and/or distributions will be paid, at the election of the shareholder, either in the form of additional shares of the class of shares of the Portfolio to which the dividends and/or distributions relate or in cash. Dividends paid with respect to each class of a Portfolio are calculated in the same manner and at the same time as dividends paid with respect to each other class of that Portfolio.

VOTING RIGHTS

         Each share entitles the shareholder of record to one vote. Each Portfolio will vote separately on matters which require a shareholder vote and which relate solely to that Portfolio. In addition, each class of shares of a Portfolio shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. However, all Portfolio shareholders will have equal voting rights on matters that affect all Portfolio shareholders equally. Under the current terms of this Plan and of the 12b-1 Plan, the Portfolios' Investor Class, Class A and Class C shares will vote separately only with respect to their 12b-1 Plan.



Dated: June 8, 2006

As Revised: December 7, 2006

As Revised: March 8, 2007

As Revised: November 13, 2007

As Revised: January 8, 2008

As Revised: March 5, 2008